UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2013

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Public Offering

On July 18, 2013, AcelRx Pharmaceuticals, Inc. (“AcelRx,” “we,” “our” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 3,800,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $11.65 per share and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $10.951 per share. The net proceeds to us from this offering are expected to be approximately $41.6 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. The closing of the offering is expected to take place on or about July 23, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 570,000 shares of our common stock, which option has been exercised in full.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of AcelRx and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-183237) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) and a preliminary and final prospectus supplement thereunder, and pursuant to a related registration statement on Form S-3 (No. 333-190003) previously filed with the SEC pursuant to Rule 462(b) of the Act. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Updated Company Disclosure

AcelRx is filing information for the purpose of supplementing and updating certain risks and uncertainties that could materially adversely affect its business, financial condition or results of operations from the description included under the heading “Item 1A. Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013. AcelRx is also updating certain aspects of the description of its business from that described under the heading, “Item 1. Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013. The updated Company disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking” statements, including, without limitation, all statements related to the completion, timing and size of the public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that AcelRx will be able to complete the proposed public offering on the anticipated terms, or at all. AcelRx will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force AcelRx to delay, reduce or eliminate its product development programs or commercialization efforts. Additional risks and uncertainties relating to AcelRx and its business can be found in the updated risk factors filed herewith as Exhibit 99.1. AcelRx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated July 18, 2013, by and between AcelRx Pharmaceuticals, Inc. and Jefferies LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Updated Company Disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
	Name:	James H. Welch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated July 18, 2013, by and between AcelRx Pharmaceuticals, Inc. and Jefferies LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Updated Company Disclosure.